UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2007

AURIGA LABORATORIES, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-26013	84-1334687
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2029 Century Park East, Suite 1130 Los Angeles, California	90067
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 461-3600

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1—REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.	Entry Into a Material Definitive Agreement.

The disclosure responsive to this Item 1.01 is incorporated herein by reference to Item 5.02 below.

SECTION 5—CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Director.

Effective as of May 4, 2007, Brian P. Alleman resigned from the Board of Directors (“Board”) of Auriga Laboratories, Inc. (the “Company”). To the knowledge of the Board and the executive officers of the Company, Mr. Alleman did not resign because of a material disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(d) Appointment of Director.

Effective as of May 8, 2007, upon recommendation of the Corporate Governance and Nominating Committee of the Board, the Company extended, and Elliot M. Maza accepted, an offer to become a member of the Board. The appointment of Mr. Maza to the Board was taken by the affirmative vote of a majority of the directors of the Board then in office pursuant to Article V, Section 4 of the Certificate of Incorporation of the Company. Following the effectiveness of Mr. Maza’s appointment to the Board, the Board will consist of five members.

Mr. Maza will serve as Chairman of the Audit Committee of the Board and will also serve on each of the Compensation Committee and Nominating and Corporate Governance Committee of the Board. As compensation for his service as a director, Mr. Maza will be paid $2,500 per month and reimbursed for his expenses for attending meetings of the Board and Committees of the Board, both in accordance with the Company’s established practices.

Mr. Maza has entered into the Company’s standard indemnification agreement for directors and officers of the Company, which provides, among other things, that the Company will indemnify Mr. Maza, under the circumstances set forth therein, for defense expenses, damages, judgments, fines and settlements incurred by him in connection with actions or proceedings to which he may be a party as a result of his position as a director of the Company, and otherwise to the full extent permitted under the Company’s bylaws and state law.

As additional consideration for his appointment to the Board, on May 4, 2007, the Board approved the issuance to Mr. Maza of a nonstatutory stock option to purchase 150,000 shares of the Company’s common stock with an exercise price of $1.37, the closing price of the common stock of the Company on the OTC Bulletin Board on May 4, 2007, which is the date on which the option was granted to Mr. Maza by the Board (the “Option”). The Option vests as follows: (a) twenty-five percent of the Option is exercisable on May 8, 2007; and (b) subject to Mr. Maza’s continued service on the Board, 1/24th of the total number of shares of common stock subject to the Option will vest each month thereafter.

The foregoing descriptions of the offer letter to Mr. Maza, the indemnification agreement and the Option contained in this Current Report on Form 8-K are qualified in their entirety by reference to the full text of each such document filed herewith.

(e) Entry Into Employment Agreement.

On May 9, 2007, the Company entered into an employment agreement (the “Agreement”) with its Chief Executive Officer and Chairman of the Board, Philip S. Pesin. On May 9, 2007, the Agreement became effective and superseded Mr. Pesin’s current employment agreement. The term of the Agreement is two years, expiring on May 9, 2009. The Company has the option to extend the Agreement for an additional two-year period prior to the expiration of the initial term.

Under the Agreement, Mr. Pesin’s base salary is set at $425,000 annually, but is to be reviewed annually in accordance with the Company’s executive compensation policies. In addition, Mr. Pesin is entitled to an annual bonus, payable quarterly, based on increases in the Company’s market capitalization as follows: for every $1,000,000 increase in the Company’s market capitalization, initially measured as of May 9, 2007, Mr. Pesin will be entitled to a $10,000 bonus.

The Company may terminate Mr. Pesin’s employment at any time with or without cause. If Mr. Pesin is terminated without cause or because of death or “disability” (as that term is defined in the agreement), he will be entitled to a lump-sum severance payment equal to his base salary for a period of twenty-four months following his termination, plus continued health benefits during such period. In addition, if the Company terminates Mr. Pesin without cause, then all outstanding options and warrants held by him will vest immediately. Mr. Pesin receives no benefits if he is terminated for cause.

If Mr. Pesin resigns for “good cause” (as that term is defined in the agreement) or resigns following the Company’s change in control, then he will be entitled to a lump-sum severance payment equal to his base salary for a period of twenty-four months following his termination, plus continued health benefits during such period. In addition, in such event, all outstanding options and warrants held by Mr. Pesin will vest immediately.

Under the Agreement, Mr. Pesin is also entitled to earn long-term incentive awards and to participate in all other benefits plans and perquisites in which the Company’s other executives and employees are eligible to participate, at the discretion of the Board. Mr. Pesin is also entitled to five weeks paid vacation per year and to reimbursement of certain expenses.

The Agreement also provides for the grant to Mr. Pesin of a nonstatutory stock option to purchase 3,000,000 shares of the Company’s common stock, with an exercise price of $1.57, which is the closing price of the common stock of the Company on the OTC Bulletin Board on May 9, 2007. The option vests as follows: (i) twenty-five percent of the option is exercisable on May 9, 2008; and (ii) subject to Mr. Pesin’s continued service as the Company’s Chief Executive Officer, 1/24th of the total number of shares of common stock subject to the option will vest each month thereafter.

The foregoing descriptions of the Agreement and Mr. Pesin’s option contained in this Current Report on Form 8-K are qualified in their entirety by reference to the full text of each such document filed herewith.

Item 8.01. Other Events.

In connection with Mr. Alleman’s resignation from the Board, Trevor K. Pokorney, an existing member of our Board and member of each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of the Board, was named Chairman of the Compensation Committee of the Board. In addition, Steve C. Glover, an existing member of our Board and member of each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of the Board, was named Chairman of the Nominating and Corporate Governance Committee of the Board.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit
Number	Document
10.1	Auriga Laboratories, Inc. Offer Letter to Elliot M. Maza dated May 4, 2007 (accepted by Mr. Maza on May 8, 2007).
10.2	Indemnification Agreement entered into between Auriga Laboratories, Inc. and Elliot M. Maza dated May 8, 2007.
10.3	Auriga Laboratories, Inc. Nonstatutory Stock Option granted to Elliot M. Maza on May 4, 2007.
10.4	Executive Employment Agreement entered into between Auriga Laboratories, Inc. and Philip S. Pesin dated May 9, 2007.
10.5	Auriga Laboratories, Inc. Nonstatutory Stock Option granted to Philip S. Pesin on May 9, 2007.
99.1	Press Release of Auriga Laboratories, Inc. dated May 9, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Auriga Laboratories, Inc.

Date: May 9, 2007

By: /s/ Charles R. Bearchell
Charles R. Bearchell
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Document
10.1	Auriga Laboratories, Inc. Offer Letter to Elliot M. Maza dated May 4, 2007 (accepted by Mr. Maza on May 8, 2007).
10.2	Indemnification Agreement entered into between Auriga Laboratories, Inc. and Elliot M. Maza dated May 8, 2007.
10.3	Auriga Laboratories, Inc. Nonstatutory Stock Option granted to Elliot M. Maza on May 4, 2007.
10.4	Executive Employment Agreement entered into between Auriga Laboratories, Inc. and Philip S. Pesin dated May 9, 2007.
10.5	Auriga Laboratories, Inc. Nonstatutory Stock Option granted to Philip S. Pesin on May 9, 2007.
99.1	Press Release of Auriga Laboratories, Inc. dated May 9, 2007.